Exhibit 99.1

Ramaco Releases Summary of

Independent Preliminary Economic Assessment Report

from Fluor Corporation

LEXINGTON, Ky., July 10, 2025, – Ramaco Resources, Inc. (NASDAQ: METC, METCB) (“Ramaco” or the “Company”) today announced that it has released a summary of the full independent Preliminary Economic Assessment (the “PEA”) for Ramaco's Brook Mine, prepared by Fluor Corporation (“Fluor”), on the Company's website.

“We are very pleased with the results in the full PEA from Fluor and their presentation to our Board” said Randall Atkins, Chairman and Chief Executive Officer for Ramaco. “The results confirm the Brook Mine is both commercially and technologically feasible and, with the ribbon cutting of the Brook Mine tomorrow, we are excited about this new chapter for both Ramaco and our Nation.”

The Company’s summary of the full PEA can be accessed by visiting: www.ramacoresources.com.

About Ramaco Resources, Inc.

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one coal mine and rare earth development near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Many of the statements contained in this letter constitute "forward-looking statements" within the meaning of the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical fact included in this letter, regarding our strategy, objectives, intended investigative, research and development efforts, future operations, estimated value of the rare earth element (REE) deposits, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this letter the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements may include statements about:

•	identification and implementation of commercially feasible extraction processes, and establishment of pilot and production extraction facilities.
•	expected costs to develop planned and future operations, including the costs to construct necessary processing, refuse disposal and transport facilities.
•	the availability of the equipment and components necessary to construct our pilot and production extraction facilities.
•	estimated quantities or quality of our reserves.
•	our ability to obtain additional financing on favorable terms, if required, to complete the contemplated development.
•	maintenance, operating or other expenses or changes in the timing thereof.
•	competition in REE and critical minerals mining and extraction markets.
•	the price of REEs and critical minerals.
•	compliance with stringent laws and regulations, including environmental, climate change and health and safety regulations, and permitting requirements, as well as changes in the regulatory environment, the adoption of new or revised laws, regulations and permitting requirements.
•	potential legal proceedings and regulatory inquiries against us.

•	the impact of weather and natural disasters on plant construction, demand, production and transportation.
•	geologic, equipment, permitting, site access and operational risks and new technologies related to REE and critical minerals mining.
•	transportation availability, performance and costs.
•	availability, timing of delivery and costs of key supplies, capital equipment or commodities such as diesel fuel, steel, explosives and tires.
•	timely review and approval of permits, permit renewals, extensions and amendments by regulatory authorities.
•	our ability to comply with certain debt covenants; and
•	risks related to weakened global economic conditions and inflation.

These forward-looking statements represent Ramaco Resources' expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding the commercial feasibility of mining and extracting Ramaco's REEs, and it is possible that the results described in this letter will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources' control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources' filings with the Securities and Exchange Commission ("SEC"), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources' SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.

Point of Contact:

INVESTOR RELATIONS:

info@ramacometc.com

or 859-244-7455

SOURCE Ramaco Resources, Inc.